UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2004

THE WORNICK COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in this report and the exhibit hereto shall not be incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report and in the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.02  Results of Operations and Financial Condition.

On November 30, 2004, The Wornick Company (the “Company”) held a conference call discussing its financial and operational results for the quarter ended October 2, 2004.  The conference call included a question and answer session, during which the Company confirmed that (i) its EBITDA for the quarter ended October 2, 2004 was $7.1 million and (ii) its outlook for EBITDA for the year ending December 31, 2004 continues to fall within the range of between $25 million and $27 million.

EBITDA is net income before income tax expense, interest expense, net, depreciation of property and equipment, amortization of intangibles, amortization of inventory step-up and amortization of debt incurrence. The Company believes that EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the Company’s industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. The Company’s calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies. The calculation of EBITDA is shown below:

Quarter Ended October 2, 2004 (unaudited) (in thousands)
Net income	$(183)
Income tax expense	22
Interest expense, net	3,585
Depreciation of property and equipment	864
Amortization of intangibles	1,174
Amortization of inventory step-up	1,787
Amortization of debt incurrence	(150)
EBITDA	$7,059

Item 7.01                                             Regulation FD Disclosure.

On December 1, 2004, the Company issued a press release announcing the extension of the expiration date of the Company’s exchange offer for its 10 7/8% Senior Secured Notes due 2011 to 12:00 midnight, New York City time, on December 2, 2004.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

(c) Exhibits:

99.1                           Text of the press release of the Company, dated December 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

	By:	/s/ Larry L. Rose
Larry L. Rose
President and Chief Executive
Officer

Dated: December 1, 2004